Sun River Energy, Inc. announces that it has reached total depth on its Myers #2 coal bed methane well in New Mexico, penetrating multiple thin coal seams interlaced with sandstone and shale lenses which is what was expected upon drilling this well. The well encountered some water, which was expected. The company is casing and logging the well and expects to frac the well in the future. Prior to logging, the well built up gas pressure which had to be bled off.

     This well will be followed by a second well on the adjacent 160 acres to the east, to be commenced immediately.